Exhibit 10.3

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE.  THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

CONVERTIBLE DEBENTURE

Date:	March 18, 2005

Maker:	APOLLO RESOURCES INTERNATIONAL, INC.
3001 Knox St., Suite 403, Dallas, TX 75205

Company:	JSC KALININGRADNEFT
ul. Portovaya 32a, 236039, Kaliningrad, Russia

Shareholders:	Collectively all of the Shareholders of Maker on the Date, by and through their duly authorized representative (“Shareholders’ Representative”), and their heirs, successors and assigns.

The Parties:	Maker and Shareholders

Shareholders’ Representative:	VLADIMIR KOVALSKI
Baltoil-Group
130, Dzerginskogo str., Kaliningrad, Russia

Principal:	EIGHTEEN MILLION, FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($18,500,000)

Annual Interest Rate on Unpaid Principal:	6.00%

Maturity Date:	March 18, 2006

Terms of Payment:

On or before the Maturity Date, Maker shall pay the outstanding principal and accrued interest balance (“the Balance”) in one lump sum UNLESS either of the parties elects to convert this Debenture under the Conversion Terms herein.

Obligation:	Maker promises to pay the Shareholders or convert this Debenture under the
Terms of Payment herein.

Ownership:	90% of the shares of the stock of Company, equal to
90% of the total equity ownership of Company.

Transaction Documents:	The Transaction Documents include the following and their Exhibits:
1.	This Debenture;
2.	The Bill of Sale between the parties on the same date hereof (“Bill of Sale”); and
3.	The Stock Sale Agreement entered into between the parties on February 9, 2005.

General Terms

1.                                       Conversion Terms.  Under the Terms of Payment, either party may elect on the Maturity Date to convert the Balance of this Debenture into common stock (the “Common Stock”) of Maker.  Such conversion shall occur within ten (10) days of said party’s election to so convert.  Upon such election, the Shareholders shall be entitled to receive the Calculated Number (herein so called) of fully paid, non-assessable shares of Common Stock.  The Calculated Number shall be equal to the number of common shares with a publicly-reported per share value equal to the Balance.  For the share price valuation required in the Conversion calculation, the share price shall be equal to eighty percent (80%) of the average trading price of the Common Stock over the 30 days before the Maturity Date, but in no event less than US$2.00 per share.  The shares of Common Stock to be delivered upon conversion shall either (a) be registered and free-trading as of the date of conversion or (b) be registered by Maker so as to be free trading within a reasonable time (not to exceed 90 days) following the date of conversion.

2.                                       Adjustments to Conversion.  If Maker is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of the its property as an entity, provision shall be made as part of the terms of any such transaction so that the Shareholders may receive, in lieu of the Common Stock otherwise issuable to the Shareholders upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale or conveyance with respect to the Common Stock.

3.                                       Assignment.  This Debenture and the obligations herein may not be assigned by Maker without prior written consent of the Shareholders.  The Shareholders may freely assign all or any portion of their right, title and interest in and to this Debenture.

4.                                       Maker’s Breach.  Maker shall be in breach of this Debenture upon any of the following events:

a.               Maker’s material default or breach of any term of any of the Transactions Documents; or

b.              The filing by Maker or Maker’s successor of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within sixty days.

5.                                       Shareholders’ Breach.  The Shareholders shall be in breach of this Debenture upon any of the following events:

a.               A default or breach by the Shareholders of any term of any of the Transaction Documents; or

b.              A misstatement or misrepresentation by the Shareholders, by or through the Transaction Documents, regarding the financial state or condition of the Company, or regarding the Ownership.

6.                                       Maker’s Remedy.  Upon any Shareholders’ Breach hereunder, Maker’s sole remedy, at Maker’s sole option, shall be to rescind the stock purchase transaction evidenced by the Transaction Documents, and immediately deliver the Ownership back to the Shareholders, less all improvements, investments, costs, expenses, obligations, and deposits made by Maker on behalf of the Company after the date hereof.  In the event that Maker is restricted from exercising the Company-owned government concession to sub-surface minerals due to a change in the law governing such concession, Maker may effect, jointly with Shareholders, an adjustment of the Consideration contained in the Bill of Sale and the Principal Amount of this Debenture (in each such event, the “Adjustment”).  If Maker and the Shareholders are unable, for whatever reason, to agree upon the amount of the Adjustment, then Maker shall appoint an appraiser, and the Shareholders shall appoint an appraiser, and the two appraisers so selected shall in turn select a third, neutral appraiser.  The neutral appraiser shall determine the amount of the Adjustment, and such determination shall be final and binding on the parties.

7.                                       Shareholders’ Remedy.  If Maker breaches hereunder, the Shareholders’ sole remedy, at the Shareholders’ sole option, shall be to rescind the stock purchase transaction evidenced by the Transaction Documents, and immediately receive the Ownership back from Maker, less all improvements, investments, costs, expenses, obligations, and deposits made by Maker on behalf of the Company after the date hereof.

8.                                       Notices.  Any notices required or permitted to be given under this Debenture shall be delivered according to the terms for Notice under the Bill of Sale.

9.                                       Tender.  All cash amounts payable hereunder are payable in lawful money of the United States.

10.                                 Headings.  The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such articles, paragraphs or subparagraphs.

11.                                 Plurality.  When the context requires, singular nouns and pronouns include the plural.

12.                                 Governing Law and Jurisdiction.  This Debenture shall be governed by and construed in accordance with the laws of the United States of America, and more specifically the laws of the state of Texas, without reference to its conflict of laws rules.  Jurisdiction and venue shall reside exclusively in the United States courts in Dallas County, Texas.

13.                                 Severability.  If any provision of this Debenture is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Debenture be construed to remain fully valid, enforceable and binding on the parties.

14.                                 Power to Bind.  Responsible officers of the parties have read and understand the contents of this Agreement and are empowered and duly authorized on behalf of their respective party to execute it.

15.                                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.                                 Shareholders’ Representative.  The Shareholders’ Representative attests, warrants and pledges that he is fully authorized to execute this Debenture of behalf of all of the Shareholders, and that any failure as to this attestation and warranty will constitute a Shareholders’ Breach under the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Convertible Debenture effective on the Date first stated herein.

MAKER:

/s/ Dennis G. McLaughlin, III
APOLLO RESOURCES INTERNATIONAL, INC.
Dennis G. McLaughlin, III, CEO

SHAREHOLDERS, BY AND THROUGH THEIR DULY AUTHORIZED REPRESENTATIVE:

/s/ Vladimir Kovalski
Vladimir Kovalski
SHAREHOLDERS’ REPRESENTATIVE